Exhibit 99.1

GSI Commerce Reports Fiscal 2006 Third Quarter Operating Results

          KING OF PRUSSIA, Pa., Oct. 25 /PRNewswire-FirstCall/ -- GSI Commerce Inc. (Nasdaq: GSIC) today announced that for its fiscal third quarter ended Sept. 30, 2006, the company reported net revenues of $118.5 million and a net loss of $6.2 million, or $0.14 per share, compared to net revenues of $84.9 million and a net loss of $4.5 million, or $0.10 per share, for 2005’s fiscal third quarter.

          Included in net loss and net loss per share for the fiscal third quarter of 2006 is a non-cash charge of approximately $0.7 million, to reduce the carrying value of the shares owned by the company in Odimo Incorporated from $0.9 million to approximately $0.1 million, which represents the market value of the shares as of Sept. 30.  These shares represent a portion of the consideration received when the company sold certain assets of Ashford.com to Odimo in fiscal 2002.  In addition, the company incurred cash and non-cash charges totaling $0.7 million related to the retirement of its former president and chief operating officer.  These two items, which were not included in the company’s financial guidance, impacted net loss for the quarter by $1.4 million or $0.03 per share.

          Other Financial Highlights

-

Merchandise sales were $233.0 million in the fiscal third quarter of 2006, an 84 percent increase compared to $126.6 million in the same period in fiscal 2005.  A definition of merchandise sales appears later in this news release under “Non-GAAP Financial Measures.”

-

Adjusted EBITDA was $1.4 million in the fiscal third quarter of 2006, compared to adjusted EBITDA of $12,000 in the same period in 2005.  A definition of adjusted EBITDA appears later in this news release under “Non-GAAP Financial Measures.”

-	Gross profit was $57.7 million in the fiscal third quarter of 2006, an increase of 69 percent compared to $34.2 million in the same period in 2005.

-	Gross margin was 48.7 percent in the fiscal third quarter of 2006, an increase of 840 basis points from 40.3 percent in the same period in 2005.

-

The company’s cash, cash equivalents and marketable securities at the end of the fiscal third quarter of 2006 was $103.5 million compared to $156.7 million at the end of fiscal year 2005, and compared to $112.2 million at the end of 2005’s fiscal third quarter.

          Management Commentary

          “We had a successful third quarter highlighted by strong revenue growth and a smaller-than-planned net loss,” said Michael G. Rubin, chairman and chief executive officer of GSI Commerce.  “In addition, with nine new partner deals signed so far in fiscal 2006 and four partner renewals signed during the fiscal third quarter, we feel good about our new business activity and our visibility into continued strong growth.  We are also pleased with the progress we are making on meaningful infrastructure expansion and improvement efforts, including the opening of a new call center this quarter, the securing of a location for a new fulfillment center to be opened in fiscal 2007 and the significant investments we are making to enhance our technology platform.  We remain encouraged that we can continue to demonstrate positive results while investing in our growing leadership position in this industry.”

          Fiscal Fourth Quarter 2006 and Annual Financial Guidance

          The following forward-looking statements reflect GSI Commerce’s expectations as of Oct. 25, 2006.  Given the risks relating to our business discussed below and in our public reports, actual results may differ materially.

          The company provides the following guidance for the fiscal 2006 fourth quarter:

-	Net revenues are expected to be in the range of $235 million to $245 million, or increase between 36 percent and 42 percent.

-	Merchandise sales are expected to be in the range of $500 million to $536 million, or increase between 77 percent and 90 percent.

-	Product sales are expected to be in the range of $177 million to $182 million, or increase between 31 percent and 35 percent.

-	Service fees are expected to be in the range of $57 million to $62 million, or increase between 53 percent and 67 percent.

-	Net income is expected to be in the range of $19.5 million to $20.5 million, or increase between 67 percent and 75 percent.

-	Adjusted EBITDA is expected to be in the range of $27 million to $28 million, or increase between 57 percent and 63 percent.

-	Depreciation and amortization is expected to be approximately $6.5 million, compared to $4.2 million in the fiscal fourth quarter of 2005.

-	Stock-based compensation expense is expected to be approximately $1.4 million, compared to $1.2 million in fiscal 2005’s fourth quarter, and includes the impact of SFAS 123(R).

-	Net interest income is expected to be approximately $0.7 million, compared to $0.3 million in fiscal 2005’s fourth quarter.

-	The company expects to record a provision for income taxes in the range of 2 percent to 3 percent of pre-tax income.

The company provides the following updated guidance for fiscal year 2006:

-	Net revenues are expected to be in the range of $587 million to $597 million, or an increase of between 33 percent and 36 percent.

-	Merchandise sales are expected to be in the range of $1.13 billion to $1.17 billion, or an increase of between 66 percent and 72 percent.

-	Product sales are expected to be in the range of $448 million to $453 million, or an increase of between 26 percent and 27 percent.

-	Service fees are expected to be in the range of $139 million to $144 million, or an increase of between 64 percent and 69 percent.

-

Net income is expected to be in the range of $5.5 million to $6.5 million, or an increase of between 103 percent and 141 percent.  Net income guidance includes $2.8 million of impairment charges taken in the first three fiscal quarters of 2006 related to the company’s investment in Odimo Incorporated and $0.7 million related to the retirement of the company’s former president and chief operating officer.

-	Adjusted EBITDA is expected to be in the range of $34 million to $35 million, or an increase of between 64 percent and 69 percent.

-	Depreciation and amortization is expected to be approximately $21 million.

-	Stock-based compensation is expected to be approximately $7.0 million.

-	Net interest income is expected to be approximately $3.0 million.

-	A provision for income tax is expected to be in a range of 5 percent to 10 percent of pre-tax income.

-	Capital expenditures are expected to be in the range of $40 million to $45 million.

Key Events Since July 26, 2006

-	GSI Commerce renewed partner agreements with PBS, Nickelodeon, Palm and Rockport.

-

The company signed a new partner in the baby products category.  The new partner is the first e-commerce partner for which GSI Commerce is only providing order processing, fulfillment and customer care services.  The partner is expected to launch on the GSI Commerce platform in the fourth quarter.

-

The company signed a new, long-term agreement with an unnamed sporting goods partner in October.  GSI Commerce will own the inventory and will supply technology, order processing, customer care and fulfillment services.  The partner is expected to launch during the first quarter of 2007.

-

The company agreed to purchase and opened a 48,000-sq.-ft. customer care center in Eau Claire, Wis.  The company expects to receive approximately $4.5 million in tax credits, forgivable loans and training assistance from Wisconsin state and local governments. The call center began handling live contacts earlier this month.

-

The company signed a lease for a new fulfillment facility in Richwood, Ky., located about 80 miles from its current fulfillment operations in Louisville and Shepherdsville, Ky.  The company expects to open the facility late in the second quarter or early in the third quarter of 2007.  The facility is 540,000 square feet and will be the company’s most automated facility.  The company expects to receive approximately $5.0 million in tax credits and training assistance from Kentucky state and local governments.  After opening the new fulfillment center, GSI Commerce will operate approximately 1.7 million square feet of fulfillment space.

-

GSI Commerce purchased the remaining minority interest of a joint venture with a subsidiary of Simon Property Group L.P. for $3.2 million.  The joint venture was created in 2003 and controlled certain of the company’s contracts in the apparel category.  The transaction closed at the end of the fiscal third quarter.

-

The company announced the retirement of its president and chief operating officer, Robert Blyskal effective October 2006.  Michael Rubin, the company’s chairman and CEO has assumed the role of president.  The company does not plan to fill the position of chief operating officer at this time.

          Non-GAAP Financial Measures

          This news release contains, and our scheduled conference call will present, the non-GAAP measures merchandise sales, adjusted EBITDA and certain ratios that use those measures.  Merchandise sales represent the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not the company is the seller of the merchandise or records the full amount of such sales on its financial statements.  GSI Commerce uses merchandise sales as a metric for operating its business.  Variable costs such as fulfillment and customer service labor expense, order processing costs such as credit card and bank processing fees and organizational costs such as business management are related to the amount of sales made through GSI Commerce’s platform, whether or not GSI Commerce records the revenue from such sales.  GSI Commerce believes that investors will have a more thorough understanding of its historical expenses and expense trends if they have visibility to GAAP net revenue as well as the non-GAAP financial measure merchandise sales and the percentages that such expenses bear to net revenues and merchandise sales.

          GSI Commerce also uses adjusted EBITDA, which represents earnings (or losses) before interest income/expense, loss on investment, income taxes, depreciation and amortization, cumulative effect of change in accounting principle related to the adoption of SFAS 123(R) and stock-based compensation. GSI Commerce uses adjusted EBITDA as a means to evaluate its performance period to period without taking into account certain expenses, particularly stock-based compensation expense, which historically has been materially impacted by fluctuations in the price of GSI Commerce’s common stock both on a quarterly and annual basis, and is now materially impacted by the adoption of SFAS 123(R), and does not consistently reflect GSI Commerce’s results from its core business activities.

          These financial measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measures as required under Securities and Exchange Commission rules and are contained elsewhere in this release.

          Fiscal Third Quarter 2006 Conference Call

          GSI Commerce has scheduled a conference call for today at 4:45 p.m. EDT to review its fiscal 2006 third quarter operating results and to discuss the company’s expectations for future performance.  For access to the conference call, please call the toll-free conference number, 1-800-706-7741, by 4:30 p.m. EDT, on Oct. 25.  The conference passcode is “58313555.”  Alternatively, to listen to the call live on the Web, go to the GSI Commerce Web site, http://www.gsicommerce.com, and click on the link provided on the home page. Please do this at least 15 minutes prior to the call (4:30 p.m. EDT) to register, download and install any necessary audio software.  The conference call also will be broadcast live on the Web through CCBN StreetEvents (http://www.streetevents.com).  For those who cannot listen to the live Webcast, a telephone replay of the conference call will be available one hour after the completion of the call and remain available through Nov. 27.  Access to a recording of the conference call can be made by calling toll-free, 1-888- 286-8010.  The telephone replay passcode is “37952950.”  In addition, access to an audio replay of the conference call’s Webcast can be found on the home page of the GSI Commerce Web site.  Access to the audio replay of the Webcast also will remain available through Nov. 27.

          About GSI Commerce

          GSI Commerce is a leading provider of e-commerce solutions that enable retailers, branded manufacturers, entertainment companies and professional sports organizations to operate e-commerce businesses.  We provide solutions for our partners through our integrated e-commerce platform, which is comprised of three components: technology, logistics and customer care, and marketing services.  We provide e-commerce solutions for approximately 60 partners.

          Forward-Looking Statements

          All statements made in this release and to be made in GSI Commerce’s fiscal 2006 third quarter conference call, including those in the tape recording, Webcast replay, live audio and live Webcast of the call, other than statements of historical fact, are or will be forward-looking statements.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements.  Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements.  Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, if any, the performance of acquired businesses and the impact of SFAS 123(R). More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31, 2005	September 30, 2006

ASSETS
Current assets:
Cash and cash equivalents	$48,361	$14,549
Marketable securities	108,298	88,999
Accounts receivable, net of allowance of $727 and $598	24,288	23,427
Inventory	34,601	43,332
Prepaid expenses and other current assets	3,135	7,780
Total current assets	218,683	178,087
Property and equipment, net	87,851	96,745
Goodwill	13,932	17,786
Equity investments and other	1,210	2,578
Other assets, net of accumulated amortization of $7,885 and $10,721	10,970	13,181
Total assets	$332,646	$308,377
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,720	$36,119
Accrued expenses and other	42,949	38,548
Deferred revenue	6,573	12,209
Current portion - long-term debt and other	637	591
Total current liabilities	108,879	87,467
Convertible notes	57,500	57,500
Long-term debt and other	13,094	12,741
Total liabilities	179,473	157,708
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 4,990,000 shares authorized; 0 shares issued and outstanding as of December 31, 2005 and September 30, 2006.	—	—
Common stock, $0.01 par value, 90,000,000 shares authorized; 44,469,969 and 45,394,136 shares issued as of December 31, 2005 and September 30, 2006, respectively; 44,469,766 and 45,393,933 shares outstanding as of December 31, 2005 and September 30, 2006, respectively	445	454
Additional paid in capital	329,103	338,675
Accumulated other comprehensive loss	(2,344)	(262)
Accumulated deficit	(174,031)	(188,198)
Total stockholders’ equity	153,173	150,669
Total liabilities and stockholders’ equity	$332,646	$308,377

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Oct. 1, 2005	Sept. 30, 2006	Oct. 1, 2005	Sept. 30, 2006

Revenues:
Net revenues from product sales	$68,484	$84,673	$220,294	$270,856
Service fee revenues	16,422	33,802	47,844	81,490
Net revenues	84,906	118,475	268,138	352,346
Cost of revenues from product sales	50,724	60,811	165,749	200,914
Gross profit	34,182	57,664	102,389	151,432
Operating expenses:
Sales and marketing, inclusive of $699, $668, $1,808, and $3,046, of stock-based compensation	22,366	34,824	65,563	94,398
Product development, inclusive of $151, $215, $375, and $635 of stock-based compensation	7,565	13,944	20,814	31,111
General and administrative, inclusive of $236, $1,232, $391, and $2,205, of stock-based compensation	5,088	9,465	14,987	24,827
Depreciation and amortization	3,693	5,535	10,433	14,912
Total operating expenses	38,712	63,768	111,797	165,248
Other (income) expense:
Interest expense	788	776	1,434	2,332
Interest income	(1,015)	(1,445)	(1,834)	(4,428)
Other expense	237	194	31	101
Loss on investment	—	737	—	2,763
Total other (income) expense	10	262	(369)	768
Loss before income taxes and cumulative effect of change in accounting principle	(4,540)	(6,366)	(9,039)	(14,584)
Benefit for income taxes	—	(151)	—	(149)
Net loss before cumulative effect of change in accounting principle	(4,540)	(6,215)	(9,039)	(14,435)
Cumulative effect of change in accounting principle	—	—	—	268
Net loss	$(4,540)	$(6,215)	$(9,039)	$(14,167)
Basic and diluted loss per share:
Prior to cumulative effect of change in accounting principle	$(0.10)	$(0.14)	$(0.21)	$(0.32)
Cumulative effect of change in accounting principle	$—	$—	$—	$0.01
Net loss	$(0.10)	$(0.14)	$(0.21)	$(0.31)
Weighted average shares outstanding - basic and diluted	44,203	45,344	42,805	45,005

Prior period Sales and marketing expenses, Product development expenses, and General and administrative expenses have been reclassified to be inclusive of stock based compensation.  The purpose of the reclassifications are to conform the prior period amounts to the classifications used in the current period.

GSI COMMERCE, INC. AND SUBSIDIARIES
ADJUSTED EBITDA AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Oct. 1, 2005	Sept. 30, 2006	Oct. 1, 2005	Sept. 30, 2006

Adjusted EBITDA:
Net gain excluding interest income and expense, income taxes, loss on investment, charges for stock- based compensation, depreciation and amortization and a cumulative effect of change in accounting principle	$12	$1,352	$3,568	$6,881
Reconciliation of Adjusted EBITDA to GAAP results:
Adjusted EBITDA	$12	$1,352	$3,568	$6,881
Interest expense	788	776	1,434	2,332
Interest income	(1,015)	(1,445)	(1,834)	(4,428)
Loss on investment	—	737	—	2,763
Income taxes	—	(151)	—	(149)
Stock-based compensation	1,086	2,115	2,574	5,886
Depreciation and amortization	3,693	5,535	10,433	14,912
Cumulative effect of change in accounting principle	—	—	—	(268)
Net loss	$(4,540)	$(6,215)	$(9,039)	$(14,167)

GSI COMMERCE, INC. AND SUBSIDIARIES
MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Variance

	Oct. 1, 2005	Sept. 30, 2006	Amount	%

Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$46,456	$70,033	$23,577	51%
Other	80,176	162,945	82,769	103%
Total merchandise sales (1) - (a non-GAAP financial measure)	$126,632	$232,978	$106,346	84%
Net revenues - (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$38,111	$55,855	$17,744	47%
Other	30,373	28,818	(1,555)	-5%
Total net revenues from product sales	68,484	84,673	16,189	24%
Service fee revenues	16,422	33,802	17,380	106%
Total net revenues - (GAAP basis)	$84,906	$118,475	$33,569	40%
Reconciliation of merchandise sales (1) to net revenues:
Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$46,456	$70,033	$23,577	51%
Other	80,176	162,945	82,769	103%
Total merchandise sales (1) - (a non-GAAP financial measure)	126,632	232,978	106,346	84%
Less:
Sales by partners (2):
Category:
Sporting goods	(8,345)	(14,178)	(5,833)	70%
Other	(49,803)	(134,127)	(84,324)	169%
Total sales by partners (2)	(58,148)	(148,305)	(90,157)	155%
Add:
Service fee revenues	16,422	33,802	17,380	106%
Net revenues - (GAAP basis)	$84,906	$118,475	$33,569	40%

(1)

Merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.

(2)

Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise.  GSI Commerce records service fee revenues on these sales.

GSI COMMERCE, INC. AND SUBSIDIARIES
MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended		Variance

	Oct. 1, 2005	Sept. 30, 2006	Amount	%

Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$145,346	$207,580	$62,234	43%
Other	254,288	424,320	$170,032	67%
Total merchandise sales (1) - (a non-GAAP financial measure)	$399,634	$631,900	$232,266	58%
Net revenues - (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$119,797	$166,408	$46,611	39%
Other	100,497	104,448	3,951	4%
Total net revenues from product sales	220,294	270,856	50,562	23%
Service fee revenues	47,844	81,490	33,646	70%
Total net revenues - (GAAP basis)	$268,138	$352,346	$84,208	31%
Reconciliation of merchandise sales (1) to net revenues:
Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$145,346	$207,580	$62,234	43%
Other	254,288	424,320	170,032	67%
Total merchandise sales (1) - (a non-GAAP financial measure)	399,634	631,900	232,266	58%
Less:
Sales by partners (2):
Category:
Sporting goods	(25,549)	(41,172)	(15,623)	61%
Other	(153,791)	(319,872)	(166,081)	108%
Total sales by partners (2)	(179,340)	(361,044)	(181,704)	101%
Add:
Service fee revenues	47,844	81,490	33,646	70%
Net revenues - (GAAP basis)	$268,138	$352,346	$84,208	31%

(1)

Merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.

(2)

Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise.  GSI Commerce records service fee revenues on these sales.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended

	October 1, 2005	September 30, 2006

Cash Flows from Operating Activities:
Net loss	$(9,039)	$(14,167)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,433	14,912
Stock-based compensation	2,574	5,886
Loss on investment	—	2,763
Loss on disposal of equipment	—	334
Cumulative effect of change in accounting principle	—	(268)
Changes in operating assets and liabilities:
Accounts receivable, net	1,325	912
Inventory	3,838	(8,727)
Prepaid expenses and other current assets	(1,021)	(4,644)
Other assets, net	229	(2,414)
Accounts payable and accrued expenses and other	(31,657)	(26,155)
Deferred revenue	(2,970)	5,732
Net cash used in operating activities	(26,288)	(25,836)
Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	(440)	(5,847)
Cash paid for property and equipment	(23,178)	(26,955)
Proceeds from government grant related to corporate headquarters	—	2,925
Other deferred cost	(347)	95
Cash paid for equity investments	(136)	(2,435)
Purchases of marketable securities	(116,971)	(172,315)
Sales of marketable securities	76,525	191,803
Net cash used in investing activities	(64,547)	(12,729)
Cash Flows from Financing Activities	57,500	—
Proceeds from convertible notes
Debt issuances costs paid	(2,588)	—
Repayments of loan	(339)	—
Repayments of capital lease obligations	(378)	(388)
Repayments of mortgage note	(110)	(139)
Proceeds from sales of common stock	28,205	—
Equity issuance costs paid	(1,838)	—
Proceeds from exercise of common stock options and warrants	6,995	5,252
Net cash provided by financing activities	87,447	4,725
Effect of exchange rate changes on cash and cash equivalents	(4)	28
Net decrease in cash and cash equivalents	(3,392)	(33,812)
Cash and cash equivalents, beginning of period	20,064	48,361
Cash and cash equivalents, end of period	$16,672	$14,549

Contacts:
Michael Conn	Greg Ryan
Chief Financial Officer	Director, Corp. Communications
tel: 610-491-7002	tel: 610-491-7294
e-mail: connm@gsicommerce.com	e-mail: ryang@gsicommerce.com

SOURCE  GSI Commerce, Inc.
          -0-                                        10/25/2006
          /CONTACT:  Michael Conn, Chief Financial Officer, +1-610-491-7002, e-mail: connm@gsicommerce.com, or Greg Ryan, Director, Corp. Communications, +1-610-491-7294, e-mail: ryang@gsicommerce.com, both of GSI Commerce/
          /Web site:  http://www.gsicommerce.com /
          (GSIC)